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                                        BRYAN CAVE LLP
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                               SANTA MONICA, CALIFORNIA 90401-2305
 ST. LOUIS, MISSOURI                   (310) 576-2100                           RIYADH, SAUDI ARABIA
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                                                                             A MULTINATIONAL PARTNERSHIP.
                                                                                   LONDON, ENGLAND
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Board of Directors
Avistar Communications Corporation
555 Twin Dolphin Drive, Suite 360
Redwood Shores, California 94065

                                 August 11, 2000

Ladies and Gentlemen:

     We are acting as special counsel for Avistar Communications Corporation, a Delaware corporation (the "Company"), in connection with various legal matters relating to the filing of a Registration Statement on Form S-1, No. 333-39008 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of $62,100,000 of shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), including shares covered by over-allotment options held by the Underwriters named in the Registration Statement.

     In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Certificate of Incorporation and By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies.

     Based upon the foregoing and in reliance thereon, and upon our review of applicable statutes and case law, and subject to the qualifications and limitations stated herein, we are of the opinion that:

               (1) The Company is a corporation validly existing in good standing under the laws of the State of Delaware;

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Avistar Communications Corporation
August 11, 2000
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               (2) When the Registration Statement, including any amendments thereto, shall have become effective under the Act and the shares of Common Stock being offered and sold by the Company shall have been duly issued and sold as contemplated by the Registration Statement, then the shares of Common Stock will be legally issued, fully paid and non-assessable.

     This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware and the Act.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of such shares of Common Stock. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/ BRYAN CAVE LLP
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                                BRYAN CAVE LLP